SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           HUGHES SUPPLY, INC.
             (Name of Registrant as Specified in Its Charter)

          Maguire, Voorhis & Wells, P.A., counsel to Registrant
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     ___________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
     ___________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
     __________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     __________________________________________________________

     5)   Total fee paid:
     __________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ___________________________________________

     2)   Form, Schedule or Registration Statement No.:
     ___________________________________________

     3)   Filing Party:
     ___________________________________________

     4)   Date Filed:
     ___________________________________________








                           HUGHES SUPPLY, INC.
                          20 North Orange Avenue
                               Suite 200
                          Orlando, Florida 32801

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held May 21, 1996

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hughes Supply, Inc., a Florida corporation, will be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida, on Tuesday, May 21, 1996, at 10:00 a.m., local time, for the following purposes:

     1.   To elect 3 of the 10 directors of the Company;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 22, 1996, as the record date for the determination of the holders of shares of the Company's common stock entitled to notice of and to vote at the Annual Meeting of Shareholders.

     Whether or not you expect to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy in the enclosed envelope.

                              By Order of the Board of Directors,

                              /s/ Robert N. Blackford
                              Robert N. Blackford, Secretary
Orlando, Florida
April 5, 1996

PLEASE FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                            HUGHES SUPPLY, INC.
                          20 North Orange Avenue
                               Suite 200
                          Orlando, Florida 32801
                             ________________

                             PROXY STATEMENT

                      Annual Meeting of Shareholders
                         To Be Held May 21, 1996
                             ________________

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 21, 1996, or any adjournment thereof. The Company's Annual Report to shareholders for the fiscal year ended January 26, 1996, accompanies this Proxy Statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, form of proxy and the Annual Report have been sent or given to shareholders of the Company beginning approximately April 18, 1996.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time before it is exercised by attending and voting in person at the meeting or by giving written notice of revocation to the Company provided that such notice is actually received by the Company prior to the date of the meeting. Any shareholder of record on the record date attending the meeting may vote in person whether or not such shareholder has previously filed a proxy. All shares represented by properly executed proxies received in time for the meeting will be voted as directed by the shareholders.

     Solicitation of proxies will be made by mail. The total expenses of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material regarding the Annual Meeting to beneficial owners. Following the original solicitation by mail, further solicitation in person or by telephone or telegraph, may be made by certain directors, officers or regular employees of the Company who will not receive additional compensation for soliciting proxies.

     Only shareholders of record at the close of business on March 22, 1996 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. On March 22, 1996 there were 6,817,115 shares of the Company's common stock outstanding. Each such share is entitled to one vote.

                          ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three approximately equal classes of directors serving staggered three-year terms. Approximately one-third of the Board is elected at each annual meeting. Three of the Company's ten directors have been nominated for election at the 1996 Annual Meeting. The present term of office of each of the other seven directors continues after the 1996 Annual Meeting.

     The present term of office of each of the directors in Class III expires at the 1996 Annual Meeting. The following persons, each of whom is presently serving as a director in Class III, have been selected by the Board of Directors to be nominated for election as directors in Class III.


Nominees for Election as Directors

          Class III (term of office expiring May, 1999)

                               John B Ellis
                             David H. Hughes
                            Vincent S. Hughes

     A listing of the positions held in the Company, principal occupations, the year and month service as a director began, and the shares of stock in the Company beneficially owned by each nominee is set forth under "Directors and Nominees for Election as Directors of the Company" following this section.

     It is the intention of the persons named in the accompanying form of proxy to nominate, and unless otherwise directed, to vote such proxies for the election of the nominees named above as directors in Class III. In the event that any of the persons named above should become unable to accept nomination for election, proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any substitute nominees will be required.


Directors and Nominees for Election as Directors of the Company

     The following table lists by class each person named as a nominee for election as director and each director whose present term continues after the 1996 Annual Meeting. The table also includes the age, principal occupation and business experience for the past five years, positions and offices held with the Company, month and year service as a director began, and the number and percentage of shares of common stock of the Company beneficially owned as of March 15, 1996, for each such person. Unless otherwise indicated by footnote, directors have sole voting and investment power with respect to shares shown in the table as beneficially owned.

                               Principal
   Name, Age,                Occupation and                          Shares of Stock
   Positions and                Business                              Beneficially        Percent
   Offices Held              Experience for         Served as          Owned as of          of
   with the Company          Past Five Years      Director Since     March 15, 1996        Class

                            Directors Class I
                   Term of Office Expires:  May, 1997

Robert N.                    Attorney, Maguire      December, 1970       23,937 (5)       --- (6)
Blackford, 59,               Voorhis & Wells,
Secretary,                   P.A.
Director(1)(2)
(3)(4)

A. Stewart Hall,             President of the       March, 1994          56,518 (7)       --- (6)
Jr. 53, President,           Company (March,                                   (8)
Director(1)                  1994-Date);
                             Executive Vice
                             President of the
                             Company (January,
                             1988-March, 1994)

Russell V. Hughes,           Vice President of      May, 1964           229,460 (7)       3.4 (6)
70, Vice                     the Company                               (8) (10) (11)
President,
Director (1) (9)

Donald C. Martin,            Consultant to the      August, 1993        259,397 (5)       3.8 (6)
59, Consultant,              Company (July,                                    (8)
Director(12)                 1993-Date);
(13)                         President,
                             Electrical
                             Distributors,
                             Inc. (1963-June,
                             1993)

                               Principal
   Name, Age,                Occupation and                          Shares of Stock
   Positions and                Business                              Beneficially        Percent
   Offices Held              Experience for         Served as          Owned as of          of
   with the Company          Past Five Years      Director Since     March 15, 1996        Class

                           Directors Class II
                    Term of Office Expires: May, 1998

John D. Baker                President,             March, 1994           9,000 (5)       --- (6)
II, 47,                      Florida Rock
Director                     Industries, Inc.
(12)(14)

Clifford M.                  Retired (Since         February, 1972       23,044 (5)       --- (6)
Hames, 70,                   January, 1989);
Director                     formerly Vice
(3)                          Chairman of the
                             Board, Sun Bank,
                             National
                             Association

Herman B.                    Retired (Since         October, 1985        28,596 (5)       --- (6)
McManaway, 70,               January, 1987);
Director                     formerly Vice
(2)(3)(15)                   President of
                             Ruddick
                             Corporation &
                             President of
                             Ruddick
                             Investment Co.


                           Directors Class III
                   Term of Office Expires: May, 1996*

*John B. Ellis,              Retired (Since         November, 1986       27,000 (5)         --- (6)
71, Director                 January, 1986);
(2)(12)(16)                  formerly Senior
                             Vice President-
                             Finance and
                             Treasurer,
                             Genuine Parts
                             Company

*David H.                    Chairman of the        August, 1968        333,151 (7)       4.9 (6)
Hughes, 52,                  Board and Chief                           (8) (10) (18)
Chairman of the              Executive
Board, Chief                 Officer
Executive                    (November, 1986-
Officer and                  Date); President
Director                     of the Company
(1)(9)(17)                   (April, 1972-
                             March, 1994)

*Vincent S.                  Vice President         April, 1966         330,276 (7)       4.8 (6)
Hughes, 55, Vice             of the Company                            (8) (10) (18)
President,
Director (1)(9)

_______________________________
*         Nominee for election as a director in Class III at the 1996 Annual
          Meeting; present term of office as a director expires on May 21, 1996.

(1)       Member Executive Committee.

(2)       Member of Directors' Stock Option Plan Committee.

(3)       Member of Audit Committee.

(4) Mr. Blackford is a member of a law firm which the Company has retained during the last fiscal year and currently retains. See "Certain
          Transactions with Management."

(5) Includes the number of shares subject to options granted under the Directors' Stock Option Plan for nonemployee directors as follows:
          Robert N. Blackford, 20,000; Donald C. Martin, 5,000; John D. Baker II,
          5,000; Clifford M. Hames, 20,000; Herman B. McManaway, 14,000; John B.
          Ellis, 20,000.

(6) Calculated on the basis of 6,817,015 shares of the Company's common stock outstanding and, with respect to each Director, the shares subject to options exercisable within 60 days which have been granted to such director. Figures shown only for those directors whose beneficial ownership of shares exceeds 1% of the common stock outstanding or deemed to be outstanding for this calculation.

(7) The number of shares shown following the name of each person identified below in this footnote may be deemed to be beneficially owned by such person and is included in the number of shares shown to be beneficially owned by such person in the above table. The following listing sets forth the number of shares subject to options held by each of the following persons under the Company's 1988 Stock Option Plan which are exercisable within 60 days: A. Stewart Hall, Jr., 37,500; Russell V.
          Hughes, 20,000; David H. Hughes, 37,500; Vincent S. Hughes, 20,000. The aggregate number of shares credited to the accounts of each such person under the Company's Employee Stock Ownership Plan ("ESOP") is as follows: A. Stewart Hall, Jr., 2,575; Russell V. Hughes, 1,272; David
          H. Hughes, 4,292; Vincent S. Hughes, 2,843. The indicated persons are considered to have sole voting power and shared investment power with respect to the shares credited to their accounts under the ESOP. Such persons are also beneficiaries under the Company's Cash or Deferred
          Profit Sharing Plan ("Plan") which holds 30,499 shares as unallocated assets of the Plan. Such persons disclaim beneficial ownership of any of the shares held by the Plan and none of such shares are included in the table above as owned by such persons.

(8) The number of shares shown in the above table to be beneficially owned includes shares held subject to shared voting power or shared investment power as follows: (i) shared voting power: Russell V. Hughes, 189,033;
          Donald C. Martin, 56,569; David H. Hughes, 129,070; Vincent S. Hughes,
          147,033; (ii) shared investment power: A. Stewart Hall, Jr., 2,575;
          Russell V. Hughes, 190,305; Donald C. Martin, 56,569; David H. Hughes,
          133,362; Vincent S. Hughes, 149,876.

(9) Each of the indicated directors is an executive officer and director of, and owns a one-third equity interest in, Hughes, Inc., a corporation to which the Company makes payments for the lease of certain properties.
          See "Certain Transactions with Management."

(10) Includes 40,645 shares held by Hughes, Inc., the corporation described in footnote (9) above. Russell V. Hughes, David H. Hughes and Vincent
          S. Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each such person.

(11) Does not include 21,263 shares owned in a trust by Mr. Hughes' wife as to which shares Mr. Hughes disclaims beneficial ownership.

(12)      Member 1988 Stock Option Plan Committee, Compensation Committee, and
          Long-Term Incentive Plan Committee.

(13) Mr. Martin provides consulting services to the Company under a Consulting Agreement and leases property to the Company under a Lease
          Agreement.  See "Certain Transactions with Management."

(14)      Mr. Baker is also a director of Florida Rock Industries, Inc., and FRP
          Properties, Inc.

(15)      Mr. McManaway is also a director of Versa Technologies, Inc.

(16)      Mr. Ellis is also a director of Interstate/Johnson Lane, Inc., Flowers
          Industries, Inc., Oxford Industries, Inc., Scotty's, Inc., Intermet
          Corporation, and Integrity Music, Inc., and a director emeritus of Genuine Parts Company.

(17)      David H. Hughes is also a director of SunTrust Banks, Inc. and Lithium
          Technologies Corp.

(18) Includes 86,507 shares held by three trusts of which David H. Hughes and Vincent S. Hughes are co-trustees. All of the shares held by these trusts are included in the table above as beneficially owned by each David H. Hughes and Vincent S. Hughes.

Vote Required for Election as a Director

     The affirmative vote of a plurality of the votes cast by the shares entitled to vote at the 1996 Annual Meeting is required for the election of the directors.

    The Board of Directors recommends a vote FOR the election as a director of each of the above nominees and all proxies will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.

Ownership of Securities by Certain Beneficial Owners

     The following table sets forth information with respect to each person believed by management to have been the beneficial owner of more than 5% of the outstanding common stock of the Company as of April 5, 1996.


Name and Address of             Amount and Nature of         Percent of
  Beneficial Owner              Beneficial Ownership           Class

The Employers'                  921,062 Shares (1)             13.5 (2)
Retirement Plan of
Consolidated Electrical
Distributors, Inc.
1516 Pontius Ave #201
Los Angeles, California
90025

PVF Holdings, Inc.              669,956 Shares (3)              8.9 (4)
8505 Monroe Boulevard
Houston, Texas 77061

Ray A. Sparks                   486,238 Shares (5)              6.7 (6)
1100 Old State Road
P O Box 729
Matoon, Illinois 61938
___________________
(1) Amendment No. 13 to Schedule 13D dated January 27, 1995, filed with the Securities and Exchange Commission by The Employees' Retirement Plan of Consolidated Electrical Distributors, Inc. (the "Plan"), reported aggregate beneficial ownership of 921,062 shares. Of the shares reported, 214,926 shares were reported as held by the Plan with sole voting and dispositive power, and 706,136 shares were reported as held with shared voting and dispositive power.

(2)  Based upon total outstanding shares of 6,817,015 at March 15, 1996.

(3) On March 27, 1996, the Company entered into an Asset Purchase Agreement (the "Asset Agreement") with Jemison Investment Co., Inc., a Delaware corporation ("Jemison"), PVF Holdings, Inc., a Texas corporation ("PVF"), Southwest Stainless, Inc., a Texas corporation ("Southwest"), Multalloy, Inc., a New Jersey corporation ("Multalloy NJ"), Multalloy, Inc., a Texas corporation ("Multalloy TX") and Houston Products & Machine, Inc., a Texas corporation ("HPM"), providing for the acquisition by the Company of substantially all of the assets, properties, and business of Southwest, Multalloy NJ, Multalloy TX and HPM (collectively the "Sellers"). All of the outstanding stock of the Sellers is owned by PVF. Jemison currently owns 80.5% of the common stock and all of the preferred stock of PVF, and the remaining 19.5% of the common stock of PVF is owned by three members of PVF management (the "Management Investors"). The aggregate consideration to be paid by the Company to the Sellers for the acquisition will include 669,956 shares of common stock of the Company, subject to increase or decrease as a result of certain adjustment to be determined following the closing date. The acquisition is scheduled to be consummated on approximately May 13, 1996, subject to certain conditions. It is the understanding of the Company that Jemison may cause the Sellers and PVF to be liquidated into Jemison following consummation of the acquisition, with the result that all of the common stock of the Company issued in the transaction (other than shares possibly to be issued to the Management Investors) would be owned by Jemison. The address of Jemison is 320 Park Place Tower, Birmingham, Alabama, 35203. The beneficial ownership of the shares reported is believed to include shared voting and dispositive power.

(4) Based upon 7,486,971 shares including the 6,817,015 shares outstanding at March 15, 1996, and 669,956 shares to be issued in the proposed acquisition referred to in note (3) above.

(5) On April 4, 1996, the Company entered into an Acquisition Agreement with Ray A. Sparks, individually and as custodian for Melinda Leigh Sparks and as custodian for Megan Anne Sparks under the Illinois Uniform Transfers to Minors Act, providing for acquisition by the Company of all of the outstanding common stock of Electric Laboratories and Sales Corporation, a Delaware corporation, and all of the outstanding common stock of Elasco Agency Sales, Inc., an Illinois corporation, for consideration consisting of 486,238 shares of common stock of the Company, subject to increase or decrease as a result of certain adjustments to be determined following the closing date. The acquisition is scheduled to be consummated on April 26, 1996, subject to certain conditions. The beneficial ownership of the shares reported is believed to include sole voting and dispositive power.

(6) Based upon 7,303,934 shares including the 6,817,015 shares outstanding as March 15, 1996, and 486,238 shares to be issued in the proposed acquisition referred to in note (5) above.

Ownership of Securities by Officers and Directors

     The following table indicates the beneficial ownership of common stock of the Company as of March 15, 1996 of the Chief Executive Officer, each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, and all directors (including nominees for election as directors) and officers of the Company as a group.



                           Shares and Nature of
Beneficial Owner           Beneficial Ownership       Percent of Class


David H. Hughes                    333,151(1)              4.9 (2)

A. Stewart Hall, Jr.                56,518(1)              --- (2)

Gradie E. Winstead, Jr.             16,020(3)              --- (2)

Clyde E. Hughes III                 20,459(4)              --- (2)

Jasper L. Holland, Jr.              26,378(5)              --- (2)

All Directors and
Officers as a Group (18
persons)(1)                      1,293,171(6)              18.2 (10)
                                    (7)(8)(9)

(1) See "Directors and Nominees for Election as Directors of the Company" for information concerning such beneficial owner's beneficial ownership of shares of the Company.

(2) Calculated on the basis of 6,817,015 shares of the Company's common stock outstanding and with respect to each of the persons noted above, the shares subject to options exercisable within 60 days granted to such person. Figures shown only for those persons whose beneficial ownership of shares exceeds 1% of the common stock outstanding or deemed to be outstanding for this calculation.

(3) Includes 550 shares held by the Company's ESOP and 14,000 shares represented by options under the Company's 1988 Stock Option Plan which are exercisable within 60 days. Mr. Winstead is considered to have sole voting power with respect to 14,550 shares, sole investment power with respect to 14,000 shares, shared investment power with respect to 2,020 shares, and shared voting power with respect to 1,470 shares.

(4) Includes 1,924 shares held by the Company's ESOP and 8,000 shares represented by options under the Company's 1988 Stock Option Plan which are exercisable within 60 days. Mr. Hughes is considered to have sole voting power with respect to 19,726 shares, sole investment power with respect to 17,802 shares, shared investment power with respect to 2,657 shares, and shared voting power with respect to 733 shares.

(5) Includes 2,568 shares held by the Company's ESOP and 20,000 shares represented by options under the Company's 1988 Stock Option Plan which are exercisable within 60 days. Mr. Holland is considered to have sole voting power with respect to 26,378 shares, sole investment power with respect to 23,810 shares, and shared investment power with respect to 2,568 shares.

(6) Includes 86,507 shares held by three trusts of which David H. Hughes and Vincent S. Hughes are co-trustees and with respect to which they share voting and dispositive power and 40,645 shares owned by Hughes, Inc. with respect to which David H. Hughes, Vincent S. Hughes and Russell V. Hughes share voting and dispositive power. The multiple reporting of beneficial ownership by the foregoing persons with respect to the shares held by the three trusts and the shares owned by Hughes, Inc. set forth in the tabular information under "Directors and Nominees for Election as Directors of the Company" elsewhere in this Proxy Statement has been eliminated from the group ownership shown in the table above.

(7) Includes an aggregate of 305,441 shares subject to options under the Company's 1988 Stock Option Plan exercisable within 60 days held by directors and officers of the Company as a group and 84,000 shares subject to unexercised stock options under the Company's Directors' Stock Option Plan held by nonemployee directors of the Company as a group.

(8) Includes an aggregate of 19,377 shares credited to the accounts of directors and officers of the Company under the ESOP.

(9) Sole voting power with respect to 937,060 shares, shared voting power with respect to 356,111 shares, sole investment power with respect to 917,683 shares and shared investment power with respect to 375,488 shares.

(10) Calculated on the basis of 7,122,456 shares, including 6,817,015 shares of the Company's common stock outstanding and 305,441 shares subject to options which have been deemed outstanding for the purpose of computing such percentage.

Board of Directors' Meetings and Attendance

    During the last fiscal year, the Board of Directors of the Company held a total of six meetings. Other than Mr. Herman B. McManaway, no member of the Board attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he served. Due to illness, Mr. McManaway was unable to attend one board meeting and one committee meeting of the committee on which he served.

Family Relationships Between Certain Directors

     The following family relationships exist between directors of the
Company:

     David H. Hughes and Vincent S. Hughes are brothers; and Russell V. Hughes is a first cousin of David H. Hughes and Vincent S. Hughes.

Committees of the Board of Directors

     The Board of Directors of the Company has standing Executive, Audit, Compensation, 1988 Stock Option Plan, Long-Term Incentive Plan, and Directors' Stock Option Plan Committees. Members of the standing committees of the Board are indicated by the footnotes to the table under "Directors and Nominees for Election as Directors of the Company" above. The Company does not have a nominating committee.

     The Executive Committee has authority to act on matters of general corporate governance when the Board is not in session. The Executive Committee did not meet during the last fiscal year.

     The Audit Committee met two times during the last fiscal year. At its meetings, the Committee considered the recommendations of the Company's independent auditors with respect to internal accounting controls, reviewed management's actions taken in response to such recommendations, reviewed the reports of the Company's internal audit staff with respect to internal controls, and reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees.

     The Compensation Committee met two times during the last fiscal year and reviewed and made recommendations to the Board of Directors with respect to the compensation of members of the Company's executive management group. Information with respect to the Committee's recommendation for the last fiscal year is set forth elsewhere in this proxy statement under "Compensation Committee Report on Executive Compensation."

     The 1988 Stock Option Plan Committee met one time during the last fiscal year to interpret the provisions of certain outstanding options. The authority of the Committee to interpret the 1988 Stock Option Plan and make recommendations to the Board concerning the granting of options was expanded by an amendment to the Plan on March 12, 1996 granting to the Committee the additional authority to exercise, solely within the discretion of the Committee, the authority of the Board to determine the terms of and to make the grant of options under the Plan.

     The Long-Term Incentive Plan Committee was established on January 25, 1996, pursuant to an amendment to the Senior Executives' Long-Term Incentive Plan, to administer the Plan and any separate performance plans adopted thereunder. It is the duty of the Committee to interpret the Plan and to establish and administer separate performance plans under the Plan, including the designation of applicable performance periods, the selection of participants, the establishment and application of performance goals and the determination of performance bonus payments under such plans. The Committee did not meet during the last fiscal year.

     The Directors' Stock Option Plan Committee has the authority to interpret the provisions of the Directors' Stock Option Plan. The Committee did not meet during the last fiscal year.

Cash Compensation of Directors

     Nonemployee directors of the Company receive an annual retainer of $15,000 and attendance fees of $1,000 for each Board meeting attended in person or $250 for each Board meeting attended by conference telephone. For each meeting of a committee of the Board such nonemployee directors receive an attendance fee of $500 for attendance in person or $250 for attendance by conference telephone. Directors who are employees of the Company do not receive directors' or committee members' fees. John D. Baker II, Robert N. Blackford, John B. Ellis, Clifford M. Hames, Herman B. McManaway and Donald
C. Martin served as nonemployee directors and received nonemployee director's fees during the fiscal year ended January 26, 1996.

Directors' Stock Option Plan

     Each of the nonemployee directors is a participant in the Company's Directors' Stock Option Plan. Under the Plan options for the purchase of common stock of the Company are granted to the participants on the date of each annual meeting of the Board of Directors following each annual meeting of the shareholders. Under the Plan approved by the shareholders in 1989 options with respect to an aggregate of 12,000 shares, equally divided among the then participants, were granted to the participants in each of the years 1989 through 1993. The Plan was amended with shareholder approval in 1994 to provide for the granting of options with respect to an aggregate of 15,000 shares, equally divided among the then participants in each of the years 1994 through 1998. Options granted under the Plan are granted for the purchase of shares at a purchase price of 100% of the current market value of the Company's common stock on the date of the grant and expire 10 years after the date of the grant or earlier in the event of termination of service as a nonemployee director or under other circumstances set forth in the Plan.
Such options are not incentive stock options within the meaning of Section 422A of the Internal Revenue Code. During the last fiscal year, options with respect to an aggregate of 15,000 shares, divided equally between the 6 nonemployee directors, were granted at a purchase price of $19.25 per share.

     The following table sets forth the aggregate numbers of shares of common stock of the Company subject to stock options granted and outstanding as of March 15, 1996, under the Directors' Stock Option Plan to the named participants and to all such participants as a group, the average per share exercise prices applicable to such shares, and the net values (market value less exercise price) for such shares realized during the fiscal year ended January 26, 1996.
                             Aggregate                       Net Value
                             Number of       Average      Realized During
                          Shares Subject    Per Share       Fiscal Year
Name of Person or         to Options at     Exercise           Ended
Identity of Group        January 26, 1996     Price      January 26, 1996

John D. Baker II             5,000            $ 22.31           None

Robert N. Blackford         20,000              16.60           None

John B. Ellis               20,000              16.60           None

Clifford M. Hames           20,000              16.60           None

Donald C. Martin             5,000              22.31           None

Herman B.                   14,000              16.73        $ 74,625
McManaway

All Participants            84,000              17.30        $ 74,625
as a Group
(6 persons)

               EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

       Executive officers are elected annually by the Board of Directors following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. The compensation of the Company's executive officers is established by the Board of Directors after receiving the recommendation of the Compensation Committee of the Board. The following sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Each of these officers has been employed by the Company or a subsidiary of the Company for more than five years and unless otherwise indicated, has served as an executive officer of the Company for at least five years.

Name                       Information About Executive Officers

David H. Hughes            Chairman of the Board and Chief Executive
                           Officer since November, 1986.  Until March,
                           1994, Mr. Hughes also served as President. He is 52 years of age.

A. Stewart Hall, Jr.       President and Chief Operating Officer since
                           March, 1994.  Previously, Mr. Hall served as
                           Executive Vice President. He is 53 years of age.

Russell V. Hughes          Vice President since February, 1971.  Mr.
                           Hughes is 70 years of age.

Vincent S. Hughes          Vice President since April, 1972.  Mr. Hughes
                           is 55 years of age.

Jasper L. Holland, Jr.     Regional Vice President since June, 1994.
                           Previously, Mr. Holland served as a Vice
                           President.  He is 54 years of age.

Clyde E. Hughes III        Regional Vice President since June, 1994.
                           Previously, Mr. Hughes served as a Regional
                           Manager.  He is 48 years of age.

James C. Plyler, Jr.       Regional Vice President since February, 1996.
                           Previously, Mr. Plyler served as President of a subsidiary operation. Mr. Plyler is 52 years of age.

Kenneth H. Stephens        Regional Vice President since June, 1994.
                           Previously, Mr. Stephens served as a Vice
                           President.  He is 55 years of age.

Sidney J. Strickland, Jr.  Vice President of Purchasing and
                           Administration since August, 1994.
                           Previously, Mr. Strickland served as Director of Corporate Services and as Director of Human Resources. Mr. Strickland is 46 years of age.

Gradie E. Winstead, Jr.    Regional Vice President since June, 1994.
                           Previously, Mr. Winstead served as a Regional
                           Manager.  Mr. Winstead is 46 years of age.

Peter J. Zabaski           Regional Vice President since June, 1994.
                           Previously, Mr. Zabaski served as President of a subsidiary operation. Mr. Zabaski is 47 years of age.

J. Stephen Zepf            Treasurer and Chief Financial Officer since
                           April, 1984.  Mr. Zepf is 46 years of age.

Report and Graph Not Incorporated in Previous Filings

       Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph on page 18 shall not be incorporated by reference into any such filings.

         Compensation Committee Report on Executive Compensation

Introduction

       The compensation of the Company's executive management group is established annually by the Board of Directors acting upon the recommendation of the Compensation Committee of the Board. The members of the Committee are nonemployee directors appointed to the Committee by the Board immediately following the Annual Meeting of Shareholders. Since the 1995 Annual Meeting, the members consisted of John B. Ellis, John D. Baker II and Donald C. Martin. During the last fiscal year, the executive management group consisted of the executive officers of the Company and the President of a subsidiary operation. The recommendations of the Committee with respect to executive management compensation for the last fiscal year were made by the Committee and adopted by the Board on January 26, 1995, and March 15, 1995.

Compensation Policy and Committee Recommendation

       The goal of the Company's executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which rewards individual performance and increases shareholder value. To achieve this goal, the Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its recommendation, the Committee also considered the recommendation of the Company's Chief Executive Officer with respect to the compensation of each of the other members of the executive management group.

Compensation Program

       The main components of the Company's executive management compensation program are base salaries, annual and long-term performance based incentive bonus plans, stock plans, and retirement plans. Each of these components is discussed in the remainder of this report.

       Information with respect to the compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a performance graph illustrating cumulative share return with respect to the Company's common stock are set forth elsewhere in this proxy statement following this Committee report.

            Base Salaries

       Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help the Company attract and retain the talent needed to meet the challenges of the competitive industry in which it operates while maintaining an acceptable level of fixed labor costs. The Committee's recommendation with respect to base salaries was based upon the Committee's evaluation of the responsibility and scope of each position, the level of pay for comparable positions in the industry and, with respect to each member of the executive management group, his performance over an extended period of time, and the value and potential to him of other elements of the Company's compensation program.

            Annual Incentive Plans

       The Company's annual incentive plans are intended to motivate and reward short-term performance by providing cash bonus payments based upon required performance goals defined, depending upon the particular plan, as income before taxes measured against the Company's profit plan, return on investment, or return on investment and return on sales. Upon achievement of the required performance goal the bonus paid to a participant is determined, depending upon the particular plan, as a percentage of the base salary of the participant or as the sum of a percentage of the funds available for the payment of such bonus and a percentage of the participant's base salary up to a designated maximum percentage of the participant's base salary. The designation of the annual incentive plan participants, the definition of the required performance goals, and the determination of bonuses to be paid upon the achievement of the required performance goals are established annually by the Board of Directors upon the recommendation of the Committee.

       With respect to each specific annual incentive plan, the Committee recommended ambitious performance goals which are sufficiently achievable to provide a meaningful incentive for superior performance and recommended as participants those executives who are in positions most responsible for the success of the Company. Each of the members of the Company's executive management group was recommended by the Committee and designated by the Board as a participant in a specific annual incentive plan during the last fiscal year.

            Long-Term Incentive Plans

       The Company's Chief Executive Officer, President, and Chief Financial Officer also participate in certain Senior Executives' Long-Term Incentive Plans which are intended to motivate and reward sustained performance. Under each of these plans an incentive bonus is paid if a designated Company earnings per share goal is met during the designated performance period of three or more fiscal years. Such incentive bonus payments, in each case, are determined by applying a percentage, based upon achievement of the Company's applicable earnings per share goals, to the base salaries of the participants.

       During the last fiscal year the Board, upon the recommendation of the Committee, adopted a performance plan under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year period up to and including the Company's fiscal year to be ended January 30, 1998. Under this performance plan each participant would receive a bonus equal to a percentage of his base salary for the final year of the performance period if, and to the extent, the Company's earnings per share during the performance period reach or exceed the required goal. Any such bonus would be payable in cash and common stock. During the last fiscal year the designated officers also participated in similar senior executives' long-term incentive plans adopted in previous fiscal years.

            Stock Plans

       The Company's stock plans in the executive compensation program, including the 1988 Stock Option Plan and the Employee Stock Ownership Plan, are intended as incentives to enhance shareholder values by providing to plan participants an opportunity to benefit from increases in the value of the Company's common stock.

       Participation under the 1988 Stock Option Plan is limited to selected key employees of the Company and its subsidiaries. There were no options granted during the last fiscal year.

       The Employee Stock Ownership Plan is a broad based plan for the employees of the Company and certain of its subsidiaries. The Company did not make any discretionary contribution under the plan for the last fiscal year.

            Retirement Plans

       The retirement plans in the Company's executive compensation program, including the Supplemental Executive Retirement Plan and the Cash or Deferred Profit Sharing Plan, are intended to encourage and reward long-time employment with the Company.

       The Supplemental Executive Retirement Plan was adopted on September 30, 1986. Six of the executive officers, all of those who were fifty five years of age or younger on the date of adoption of the Plan, are participants under the plan. During the last fiscal year, the Committee recommended, and the Board approved, the addition of five executive officers to the Plan.

       The Cash or Deferred Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the Company. Each of the members of the executive management group is a participant under the Plan. Participants may make limited contributions under the Plan by salary reduction. Contributions by the Company under the Plan include those required to match a portion of a participant's contribution and may include limited additional contributions within the discretion of the Board of Directors. The Company's discretionary contribution to the Plan for the last fiscal year is allocated among the Plan participants based upon the relative salaries of the participants.

Compensation of the Chief Executive Officer

       Mr. David H. Hughes, the Company's Chief Executive Officer, is eligible to participate in the same components of the executive management compensation program available to the other members of the executive management group described above and the recommendation of the Compensation Committee with respect to Mr. Hughes' compensation was determined in the manner outlined above with respect to the executive management group. During the last fiscal year the Committee recommended, and the Board approved and implemented, an increase in Mr. Hughes' base salary from $210,000 to $240,000 in order to compensate him in a manner more consistent with his responsibilities. The Committee believes that Mr. Hughes' base salary is conservative in comparison to his peers in the industry. For the last fiscal year Mr. Hughes' annual compensation was $360,000, including a bonus of $120,000 earned under the annual incentive plan. Mr. Hughes also earned a bonus payment under the senior executives' long-term incentive bonus plan for the three fiscal year performance period ended January 26, 1996.


       Submitted by the Compensation Committee of the Company's Board of Directors.

                                          John B. Ellis - Chairman
                                          John D. Baker II
                                          Donald C. Martin


Summary of Executive Compensation

       The Company's compensation program for executive management includes base salaries, annual and long-term performance based incentive bonus plans, stock plans, and retirement plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendation of the Compensation Committee. With respect to each executive officer, base salary and selected other components of the compensation package are integrated on an individual basis in an effort to carry out the Company's executive compensation policy.

       The following table sets forth the annual, long-term and other compensation for the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executives") during the last fiscal year, as well as the total annual compensation paid to each individual for the two previous fiscal years.

                        Summary Compensation Table

                                                                 Long-Term
                                 Annual Compensation             Compensation

Name/                         Fiscal     Salary     Bonus           LTIP             All Other
Principal Position              Year       ($)       ($)            Payouts         Compensation (1)
                                                                     ($)
David H. Hughes/Chairman        1996    240,000    120,000        240,000 (2)               6,864
of the Board, and Chief         1995    210,000    105,000                -0-
Executive Officer               1994    180,000     90,000                -0-


A. Stewart Hall, Jr./           1996    200,000    100,000        200,000 (2)               6,942
President and Chief             1995    180,000     90,000                -0-
Operating Officer               1994    150,000     75,000                -0-


Gradie E. Winstead, Jr./        1996    120,000    108,963                -0-               6,516
Vice President                  1995    100,000     60,000                -0-
                                1994        (3)        (3)                (3)


Clyde E. Hughes III/            1996    126,500    100,004                -0-               6,716
Vice President                  1995    115,000     69,000                -0-
                                1994        (3)        (3)                (3)

Jasper L. Holland, Jr./         1996    132,000     72,939                -0-               5,566
Vice President                  1995    120,000     72,000                -0-
                                1994    106,423     52,923                -0-
________________________

(1)  Includes the amounts indicated below for the 1996 fiscal year: (I) the cost of premiums paid by the Company for life insurance provided to the named executive, (ii), matching contributions made to the accounts of the named executive in the Cash or Deferred Profit Sharing Plan, and (iii) Company discretionary contributions to the Cash or Deferred
     Profit Sharing Plan.


                                    Insurance      Matching      Discretionary
                  Executive          Premium     Contribution    Contribution
                                                                      (4)


           David H. Hughes          $  920          $4,620          $1,324

           A. Stewart Hall, Jr.        998           4,620           1,324

           Gradie E. Winstead, Jr.     692           4,500           1,324

           Clyde E. Hughes III         772           4,620           1,324

           Jasper L. Holland, Jr.    1,182           3,060           1,324

(2)  Bonus payments under the senior executives' long-term incentive bonus plan for the three fiscal year performance period ended January 26, 1996.

(3)  Messrs. Winstead and Hughes became executive officers on June 1, 1994.

(4)  Contribution estimated as named person's prorata plan interest, as last calculated by the plan trustee, applied to the
     Company's aggregate contribution of $600,000 for the fiscal year ended January 26, 1996.

Bonus Plans

     The Company has annual incentive plans for members of its executive management, and for its sales, branch and department managers and other key employees. Bonuses are awarded under the annual incentive plans upon achievement of required performance goals by applying the percentage provided for under such plans to the base salaries of members of its executive management. Individual bonuses may also be awarded to executive management and other key employees by the Board of Directors based upon job performance or other criteria within the discretion of the Board.

     The Company also has long-term performance based incentive bonus plans to provide incentive compensation to reward selected key senior executives for achieving specified Company performance goals. The Chief Executive Officer, the President, and the Chief Financial Officer are the selected participants in the senior executives' long-term incentive bonus plans for fiscal years 1996, 1997 and 1998. Each of these plans is a performance plan providing for the payment of an incentive bonus at the end of the three fiscal year performance period if the Company earnings per share criteria in the plan are met.

     The senior executives' long-term incentive bonus plan for fiscal year 1996 was adopted on August 24, 1993 and approved by the shareholders at the 1994 annual meeting. The plan provided for payments based upon cumulative growth in the Company's earnings per share during the three year period commencing with the fiscal year ended January 28, 1994 and ending with the fiscal year ended January 26, 1996. Under the plan, each of the participants was to receive a bonus of from 25% to 100% of base salary for the final year of the three year performance period if the Company achieved the required earnings per share for the period. The Company achieved the earnings required for the payment of bonuses equal to 100% of the base salary for each participant. The payouts under the plan aggregated $550,000 and, in accordance with the plan, were paid one half in cash and one half in shares of the Company valued as the fair market value of the stock on the last day of the 1996 fiscal year.

     The senior executives' long-term incentive bonus plan for fiscal year 1997 and 1998 were adopted by the Board of Directors on May 24, 1994, and March 15, 1995, respectively and were incorporated into the Senior Executives' Long-Term Incentive Bonus Plan approved by the shareholders at the 1995 annual meeting. Each such plan provides for payments based upon cumulative growth in the Company's earnings per share during the three fiscal year performance periods ending with January 31, 1997 and January 30, 1998, respectively. Under each of the plans, the participants would receive a bonus of from 25% to 100% of base salary for the final year of the performance period if the Company achieves the required earnings per share for such performance period. Any bonus earned would be paid in equal portions of cash and shares of the Company at the fair market value on the final day of the applicable performance period.

     The following table provides information concerning estimated future payouts to the Company's Chief Executive Officer and the only other participant among the Company's other four most highly compensated executive officers under the senior executives' long-term incentive bonus plan for fiscal year 1998. If fully diluted earnings per share falls between the minimum earnings requirement for a bonus payment and the earnings requirement for the maximum permissible bonus payment, the amount of the bonus payment is prorated between the minimum ("threshold") bonus payment and the maximum permissible bonus payment.

          Long-Term Incentive Plans - Awards in Last Fiscal Year

                                                      Estimated Future Payouts under Non-Stock
                                                                Price-Based Plans (1)
                                                      ________________________________________
                                    Performance or
                      Number of      Other Period
                        Rights     Until Maturation          Threshold          Maximum
    Name                 (#)          or Payout                 ($)               ($)

David H. Hughes           1            3 years                 74,358           297,432

A. Stewart Hall, Jr.      1            3 years                 61,236           244,944

__________________________

(1)  Based on estimated base salary levels for final year of performance period.  If earnings per  share fall between the amount required for a threshold bonus payment and the amount required for the maximum permissible bonus payment, the amount of the bonus payment is prorated accordingly.

     Under the Senior Executives' Long-Term Incentive Bonus Plan, as amended January 25, 1996, the Compensation Committee of the Board of Directors, in its sole discretion, may establish separate performance plans and designate the performance periods, goals, participants, and bonus payments to be made under such plans if the required performance goals are achieved.

1988 Stock Option Plan

     The Company's 1988 Stock Option Plan presently authorizes the granting of options, in addition to those presently outstanding, for the purchase up to 527,519 shares of the Company's common stock to key executive, management, and sales employees. Under the Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Company's common stock are at least 110% of such market value. Options may be granted from time to time through May, 1998. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Company's common stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The Plan permits the granting of both incentive stock options and other stock options and the granting of options with cash surrender rights comparable to stock appreciation rights ("SAR's"). No options other than incentive stock options have been granted under the Plan nor have any options been granted with SAR's. Under the terms of the Plan, as amended March 12, 1996, the 1988 Stock Option Plan Committee of the Board of Directors has the authority, solely within its discretion, to determine the terms of and to make grants of any additional options under the Plan. During the last fiscal year, no options were granted to any of the executive officers of the Company.

     The following table summarizes options exercised during the fiscal year ended January 26, 1996 and presents the value of unexercised options held by the named executives at fiscal year end.

            Aggregated Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option Values
                                                   Number of
                                                   Securities                Value of
                                                   Underlying               Unexercised
                                                  Unexercised               In-the-Money
                  Shares                           Options at                Options at
                 Acquired                       January 26, 1996          January 26, 1996
                    on            Value               (#)                        ($)
                 Exercise       Realized        Exercisable (E) /         Exercisable (E) /
   Name            (#)             ($)          Unexercisable (U)         Unexercisable (U)

David H.            7,470         102,712            37,500   (E)             473,438   (E)
Hughes                                                  -0-   (U)                 -0-   (U)

A. Stewart          6,070          79,669            37,500   (E)             473,438   (E)
Hall, Jr.                                               -0-   (U)                 -0-   (U)

Gradie E.           1,470          20,764            14,000   (E)             207,250   (E)
Winstead, Jr.                                         6,000   (U)             121,500   (U)

Clyde E.              -0-             -0-             8,000   (E)             131,500   (E)
Hughes III                                            6,000   (U)             121,500   (U)

Jasper L.           2,610          34,256            20,000   (E)             252,500   (E)
Holland, Jr.                                            -0-   (U)                 -0-   (U)

Employee Stock Ownership Plan

     The Company has a noncontributory, trusteed Employee Stock Ownership Plan ("ESOP") covering employees of the Company and certain of its subsidiaries who have attained the age of 21 and completed at least 12 months of service. SunTrust Banks is trustee of the ESOP. The ESOP is administered by an administrative committee appointed by the Company's Board of Directors. Contributions by the Company, which may consist of cash, stock of the Company, or other property acceptable to the trustee, are made at the discretion of the Company's Board of Directors, but may not exceed the maximum amount deductible for federal income tax purposes. Allocations of contributions are made to the accounts of active participants on the basis of their compensation. Vested percentages of their accounts (valued in accordance with the ESOP) are distributed to participants upon termination of employment. Vested percentages are based upon periods of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. No contribution was made by the Company to the ESOP for the fiscal year ended January 26, 1996.

Supplemental Executive Retirement Plan

     The Company has Supplemental Executive Retirement Plan Agreements with certain of its executive officers providing for the payment by the Company to each such executive officer in the event of such executive officer's employment with the Company until retirement, or until the date of disability preceding disability retirement, of supplemental retirement compensation in addition to any compensation paid under the Company's other benefit programs. Supplemental retirement compensation will be based upon the salary portion of such executive officers then annual compensation (not including any bonus or other compensation), for the final year of employment prior to retirement, or final year of employment prior to the disability preceding disability retirement ("final salary"), and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 shall be equal to 35% of final salary or, in the case of early retirement or early disability retirement with the approval of the Company prior to age 65 but not earlier than age 55 shall be reduced proportionately to from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at 55. Death benefits are payable under each of the Agreements in the event of death while employed by the Company prior to retirement or during continued disability which commenced while in the employ of the Company but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary. Benefits under the Supplemental Executive Retirement Plan Agreements are totally nonvested, unfunded retirement and death benefits.

Cash or Deferred Profit Sharing Plan

     The Company has a contributory, trusteed Cash or Deferred Profit Sharing Plan for the benefit of substantially all employees of the Company and its subsidiaries. SunTrust Banks, Inc. is trustee of the Plan. The Plan is administered by an administrative committee appointed by the Company's
Board of Directors. Eligible employees may contribute to the Plan by salary reduction, and before imposing federal income taxes, from 2% to 15% of their cash compensation up to a maximum of $7,000 per year as adjusted for inflation ($ 9,500 for 1996). On employee contributions of up to 3% of the employee's cash compensation, the Company will contribute a matching contribution of 50% of the employee's contribution. Additional discretionary contributions by the Company, which may be either a fixed dollar amount or a percentage of profits, may be made to the Plan at the discretion of the Company's Board of Directors, but all employee and Company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of discretionary Company contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Plan) are distributed to participants upon their death or retirement. For participants who cease to be employees prior to death or retirement, the amounts distributed are 100% of the participant's contribution account and the vested percentage of the participant's Company contribution account based upon the participant's period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%;
6 years, 80%; 7 years or more, 100%. For the fiscal year ended January 26, 1996, all contributions by the Company to the Plan were made to match contributions by employees and a contribution of $ 600,000 was made by the Company to the Plan for the period.

Other Benefits

     The Company provides $250,000 life insurance policies for members of its executive management, and $100,000 life insurance policies for other key employees.

Shareholder Return

     The following graph compares during the five year period ended January 26, 1996, the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the S&P SmallCap 600 and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by the Company as reporting companies whose lines of business are comparable to those of the Company.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG HUGHES SUPPLY, INC., THE S & P SMALLCAP 600 INDEX
                             AND A PEER GROUP

                        Total Return - Data Summary


                                        Cumulative Total Return
                           1/91    1/92     1/93          1/94   1/95     1/96
Hughes Supply, Inc.         100      98      116           205    151      246
PEER GROUP                  100     112      179           226    215      371
S & P SMALLCAP 600          100     149      172           204    187      247


                                                 Industry Peer Group

* $100 INVESTED ON 01/31/91 IN STOCK OR INDEX-   Davis Water & Waste Ind.
  INCLUDING REINVESTMENT OF DIVIDENDS FOR        Noland Company
  THE MEASUREMENT PERIOD ENDING                  Watsco, Inc.
  JANUARY 31, 1996                               Rexel (formerly Wilcox & Gibbs)



Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Mr. Donald C. Martin, a nonemployee director member of the Compensation Committee, provides consulting services to the Company under a Consulting Agreement and leases property under a Lease Agreement with the Company. Information with respect to the Consulting Agreement and the Lease Agreement is set forth under "Certain Transactions with Management" in this Proxy Statement.

     As indicated in the Compensation Committee Report on Executive Compensation set forth elsewhere in this proxy statement, David H. Hughes, the Chief Executive Officer of the Company, consulted with the Committee with respect to the compensation of the executive management group and submitted to the Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Committee and provided his recommendation at the Committee's request.

Certain Transactions with Management

     The Company and certain of its subsidiaries occupy buildings and properties under leases with Hughes, Inc., a company of which David H. Hughes, Vincent S. Hughes, and Russell V. Hughes are the officers and directors, and in which each owns a one-third interest. During the last fiscal year 18 such leases were in effect with respect to 15 locations in Florida and one in Georgia. Each of these leases was entered on or prior to March 11, 1992 and most of such leases will expire on or after March 31, 1998. Such leases typically relate to branch facilities including buildings ranging in size from approximately 15,000 to approximately 45,000 square feet together with outside parking and storage areas ranging in size from approximately 35,000 square feet to several acres. The two largest buildings leased from Hughes, Inc. were the approximately 108,000 square foot Orlando Electric sales branch facility and the approximately 64,000 square foot Orlando Plumbing sales branch facility.

     Under leases in effect during the fiscal year ended January 26, 1996, the Company and its subsidiaries made rental payments to Hughes, Inc. aggregating $1,310,150. The Company also pays for real estate taxes, building insurance, and repairs other than structural repairs with respect to the leased properties under the leases. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $266,961 and $26,268, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     During the fiscal year ended January 26, 1996, the Company and its subsidiaries also made rental payments to Hughes, Inc. of approximately $196,196 for the use of an aircraft belonging to Hughes, Inc.

     Donald C. Martin, a member of the Board of Directors, is a party to a consulting agreement and a lease agreement with the Company entered into under the terms of the Acquisition Agreement dated June 30, 1993 between Mr. Martin and the other stockholders of Electrical Distributors, Inc. ("EDI") pursuant to which EDI was acquired as a subsidiary of the Company.

     Under the consulting agreement Mr. Martin has provided and will provide consulting services to the Company as required for the five year period which began July 1, 1993 for annual compensation of $50,000, the paid to him during the last fiscal year.

     Separate lease agreements with Mr. Martin relate to two buildings in Atlanta, Georgia which continue to be occupied by a branch facility of the Company. One of the leases, which is for a term until June 30, 1998, relates to an approximately 32,780 square foot building with approximately 60,000 square feet of outside parking and storage space. The other lease, which was executed July 1, 1994 for term expiring June 30, 1996, relates to an approximately 22,400 square foot building with approximately 30,000 square feet of outside parking and storage space.

     Under leases in effect during the fiscal year ended January 26, 1996, the Company made rental payments to Mr. Martin aggregating $194,096. The Company also pays for real estate taxes, building insurance, and repairs other than structural repairs with respect to the leased properties under the leases. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $19,510 and $4,422 respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     Certain of the Company's subsidiaries occupy buildings and properties under leases with Union Warehouse & Realty Co. ("Union") and Monoca Realty Co. ("Monoca"), entities in which James C. Plyler, Jr., a Vice President of the Company, and members of his immediate family own an equity interest. Mr. Plyler owns a 12.35 % equity interest and members of his immediate family own the remaining equity interest in Union. Monoca is a general partnership in which Mr. Plyler owns a 25% equity interest and members of his immediate family own an additional 50% equity interest.

      During the last fiscal year 11 such leases were in effect with respect to 6 locations in North Carolina and 5 locations in South Carolina. Each of these leases was entered prior to February 1, 1996 when Mr. Plyler became a Vice President of the Company. All of such leases will expire on February 1, 1998. Such leases typically relate to branch facilities including buildings ranging in size from approximately 12,000 to approximately 35,000 square feet together with outside parking and storage areas ranging in size from approximately 25,000 to approximately 75,000 square feet. The two largest facilities leased from Union or Monoca were the approximately 61,650 square foot branch facility with approximately 92,300 square feet of outside parking and storage, and approximately 45,000 square foot central distribution facility with approximately 217,000 square feet of outside parking and storage, located, in each case, in Monroe, North Carolina.

     Under leases in effect during the fiscal year ended January 26, 1996, subsidiaries of the Company made rental payments to Union and Monoca aggregating $522,280. The tenant also pays for repairs other than structural repairs with respect to the leased properties under the leases. Maintenance repairs which were paid for by the subsidiaries during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     A subsidiary of the Company occupies an approximately 8,200 square foot building with approximately 10,000 square feet of outside parking and storage space in Clarksville, Tennessee under a 3 year lease with Peter J. Zabaski, a Vice President of the Company. Under the lease, which was executed on February 1, 1995 for a 3 year term commencing on that date, the tenant pays annual rental of $27,600 and the cost of real estate taxes, building insurance and repairs other than structural repairs. During the last fiscal year the Company paid $27,600 in rent, and real estate taxes and building insurance of $338 and $601, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     The Company believes that the terms of the transactions described above are at least as favorable to the Company as those which could have been obtained from unrelated parties.

     Mr. Robert N. Blackford, Secretary and a director of the Company, is a member of the law firm of Maguire, Voorhis & Wells, P.A., which serves as general counsel to the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 26, 1996, its directors, officers and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.


                              OTHER BUSINESS

     Management knows of no business which will be presented for action at the meeting other than as set forth in this Proxy Statement, but if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on such matters in accordance with their best judgment.

Shareholder Proposals

     Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company, for possible inclusion in the Company's Proxy Statement and form of proxy relating to that meeting, not later than January 3, 1997. Shareholder proposals should be made in compliance with applicable legal requirements and be furnished to the President by certified mail, return receipt requested.

Independent Accountants

     The firm of Price Waterhouse served as the Company's independent auditors for the year ended January 26, 1996. Representatives of Price Waterhouse are expected to be present at the annual meeting of shareholders, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     On May 24, 1994, the Board of Directors appointed Price Waterhouse as auditors for the three fiscal year period commencing with the Company's fiscal year ending January 27, 1995 succeeding the previous auditors, Coopers & Lybrand, whose term of engagement expired at the conclusion of the fiscal year ended January 28, 1994. Price Waterhouse was selected by the Board upon the recommendations of the Audit Committee following considerations of proposals submitted at the Committee's request by a number of independent accounting firms including, among others, Coopers & Lybrand and Price Waterhouse. The reports of Coopers & Lybrand on the financial statements of the Company for the fiscal years ended January 29, 1993 and January 28, 1994 did not contain any adverse opinion, disclaimer of opinion, qualification or modification, as to uncertainty, audit scope, or accounting principle and there was no disagreement between the Company and such auditors on any matter of accounting principles or practices which if not resolved to their satisfaction would have caused such auditors to make a reference thereto in their report on the financial statements for either of such years.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE 1996 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.

                                     By Order of the Board of Directors,

                                     /s/ Robert N. Blackford
                                     Robert N. Blackford, Secretary
Orlando, Florida
April 5, 1996



                          APPENDIX A - PROXY CARD

                            HUGHES SUPPLY, INC.
                             Orlando, Florida


              PROXY-ANNUAL MEETING OF SHAREHOLDERS - MAY 21, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


            The undersigned shareholder of HUGHES SUPPLY, INC. (the "Company"), revoking previous proxies, acknowledges receipt of the Notice of Annual
Meeting of Shareholders and Proxy Statement dated April 5, 1996, and hereby appoints DAVID H. HUGHES, ROBERT N. BLACKFORD and VINCENT S. HUGHES, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation to attend the Annual Meeting of Shareholders of the Company to be held at Hughes Supply, Inc., 20 North Orange Avenue, Suite 200, Orlando, Florida, on Tuesday, May
21, 1996, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present. The undersigned authorizes and instructs said proxies to vote all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present as follows:

                      (To be Signed on Reverse Side)

     Please mark your
[X]  votes as in this
     example.

             VOTE FOR all
             nominees listed at right,
             except vote withheld         VOTE
             from the following           WITHHELD
             nominees (if any).           from all nominees


1.  Election of                                    Nominees: John B. Ellis
    Directors       [ ]                       [ ]            David H. Hughes
    Class III(Term                                           Vincent S. Hughes
    of Office will
    expire May, 1999)
To withhold authority to vote for any individual nominee, write that name from the list at right on the line below.

__________________________________________



2. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.



     No. of Shares __________

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each of the nominees as directors. The Board of Directors favors a vote FOR such election.

  PLEASE RETURN IN STAMPED ENVELOPE ENCLOSED.



  __________________________  DATED_____, 1996 ____________ DATED _____, 1996
   SIGNATURE OF SHAREHOLDER                    SIGNATURE, IF HELD JOINTLY

IMPORTANT:  Please date this proxy and sign exactly as name(s) appear hereon.
            If stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full titles.